Company Media/IR Contact:                                         [DRUGMAX LOGO]
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com


                        DrugMax, Inc. Announces Second
  Quarter Financial Results; EPS of $0.11 and Record-setting Six-Month Period

LARGO, Fla. - November 12, 2001 -- DrugMax, Inc. (Nasdaq: DMAX) a full-line wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty aids and nutritional supplements, announced financial results for the second quarter ended September 30, 2001.

Revenues were approximately $66.2 million for the second quarter ended September 30, 2001, compared to $38.8 million for the same quarter last year, a 70.5 percent increase. Net income was $735,466 or $0.11 per basic share and $0.10 per diluted share for the second quarter ended September 30, 2001, compared to a net loss of ($627,610) or ($0.10) per basic and diluted share for the same quarter last year.

For the six months ended September 30, 2001, total revenues were $137.1 million, a 102 percent increase over total revenues of $67.9 million for the same six-month period last year. For the six months ended September 30, 2001, total net income was $1.6 million or $0.23 per basic and diluted share compared to a net loss of $2.1 million or ($0.34) per basic and diluted share for the same six-month period last year.

On April 1, 2001, DrugMax adopted the Financial Accounting Standards Board
(FASB) Statement No. 142 and no longer amortizes goodwill associated with acquisitions. This had an effect of adding approximately $.06 per basic and diluted share to the quarter and $0.12 per basic and diluted share for the six-month period ended September 30, 2001. The Company's deferred tax asset added approximately $0.09 per basic and diluted share to its second quarter results and $0.16 per basic and diluted share for the six-month period ended September 30, 2001.

"DrugMax has continued to produce positive financial results," Bill LaGamba, President and Chief Operating Officer, said. "Our solid second quarter and year-to-date performance illustrates the effectiveness of our long-term strategic planning and business model. We are committed to promoting our growth, solidifying our position in the industry and adhering to strict financial management."

"We are confident that the pharmaceutical industry will maintain its annual double-digit growth rate for now and throughout the long-term," Ron Patrick, Chief Financial Officer, said. "We are also pleased by the confidence that LaSalle Business Credit (Standard Federal Bank National Association) has shown DrugMax and our industry by increasing our asset-based line of credit from $15 million to $23 million."

"This is our second consecutive profitable quarter and a record-setting six-month period for DrugMax," LaGamba said. "We feel that our financial results give us the credibility and confidence to earn financing from institutions like LaSalle Business Credit (Standard Federal Bank National Association), as well as, from joint ventures with international pharmaceutical companies like Morepen Laboratories. Both companies have excellent reputations and presence in their respective industries and we are excited to do business with such formidable organizations."

"We are equally enthusiastic about the asset purchase of Penner & Welsch, Inc and the creation of Valley Drug Company South," LaGamba said. "The new company increases our presence throughout the Southeastern region. With less than six months left in our fiscal year, we believe that our strategic growth efforts, as well as, customer demands for our products and services should give us enough momentum to propel us through our first profitable year, despite global uncertainty."

Company Media/IR Contact:                                         [DRUGMAX LOGO]
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com


                        DRUGMAX, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  For the            For the           For the          For the
                                               Three Months       Three Months       Six Months       Six Months
                                                   Ended              Ended             Ended            Ended
                                               September 30,      September 30,     September 30,    September 30,
                                                   2001               2000              2001             2000
                                               ------------       -----------      ------------      -----------
Revenues                                        $66,187,701       $38,827,714       $137,064,013      $67,862,991
Cost of goods sold                               64,510,873        37,463,122        133,585,897       65,495,437
                                                 ----------       -----------       ------------       ----------
Gross profit                                      1,676,828         1,364,592          3,478,116        2,367,554
                                                 ----------       -----------       ------------       ----------
Selling, general and
 administrative expenses                          1,217,208         1,088,536          2,312,787        2,743,100
Amortization expense                                 28,352           674,043             56,705        1,329,743
Depreciation expense                                 50,235            56,677            100,054          109,602
                                                 ----------       -----------       ------------       ----------
Total operating expenses                          1,295,795         1,819,256          2,469,546        4,182,445
                                                 ----------       -----------       ------------       ----------
Operating income (loss)                             381,033          (454,664)         1,008,570       (1,814,891)
                                                 ----------       -----------       ------------       ----------
Other income (expense):
    Interest income                                  18,383            74,689             41,672          139,043
    Other income                                     (4,769)               20             (4,769)              20
    Interest expense                               (275,431)         (247,655)          (536,639)        (471,611)
                                                 ----------       -----------       ------------       ----------
Total other income (expense) - net                 (261,817)         (172,946)          (499,736)        (332,548)
                                                 ----------       -----------       ------------       ----------
Income (loss) before income tax benefit             119,216          (627,610)           508,834       (2,147,439)
Income tax benefit                                  616,250                 -          1,110,280                -
                                                 ----------       -----------       ------------       ----------
Net income (loss)                               $   735,466       $  (627,610)      $  1,619,114      $(2,147,439)
                                                 ==========       ===========       ============       ==========
Net income (loss) per common share - basic      $      0.11       $     (0.10)      $       0.23      $     (0.34)
                                                 ==========       ===========       ============       ==========
Net income (loss) per common share - diluted    $      0.10       $     (0.10)      $       0.23      $     (0.34)
                                                 ==========       ===========       ============       ==========
Weighted average shares outstanding - basic       6,968,754         6,417,754          6,968,754        6,396,385
                                                 ==========       ===========       ============       ==========
Weighted average shares outstanding -
 diluted                                          7,152,225         6,417,754          7,150,143        6,396,385
                                                 ==========       ===========       ============       ==========

About DrugMax, Inc.

DrugMax, Inc. (the "Company") is primarily a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, and nutritional supplements. The Company expects that it will continue to derive a significant portion of its revenue from its traditional "brick and mortar" full-line wholesale distribution business. However, the Company is also one of the early entrants into the Internet business-to-business pharmaceutical market and one of the first business-to-business online trade exchanges for the same products. The Company utilizes its online capabilities to leverage its existing infrastructure, technology, relationships, marketing and management resources and, accordingly, believes that the combination of its traditional wholesale distribution business with both its online wholesale distribution business and its e-commerce trade exchange provides the "click and mortar" combination that allows it to aggressively market and distribute its products and services. The Company can be reached at www.drugmax.com, or 727-533-0431.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the

Company Media/IR Contact:                                         [DRUGMAX LOGO]
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com


Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; (f) the Company's use of proceeds from the currently contemplated equity offering, and
(g) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) the Company's customers' willingness to accept its Internet platform. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Management's Discussion and Analysis of Financial Conditions and Results of Operations," "Business" and "Risk Factors" in the Company's Form 10-KSB for the year ended March 31, 2001 and Form 10-QSB for the quarter ended June 30, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.